CONSENT OF Ernst & Young LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer Variable Contracts Trust Class I Prospectus, the Class I Prospectuses of Pioneer Small Cap Value VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Money Market VCT Portfolio, Pioneer Small Cap Value II VCT Portfolio, Pioneer Growth Opportunities VCT Portfolio and Pioneer Bond VCT Portfolio, and the Class II Prospectuses of Pioneer Emerging Markets VCT Portfolio, Pioneer Europe VCT Portfolio, Pioneer International Value VCT Portfolio, Pioneer Small Cap Value VCT Portfolio, Pioneer Small Company VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Growth Shares VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Balanced VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Strategic Income VCT Portfolio, Pioneer America Income VCT Portfolio, Pioneer Small and Mid Cap Growth VCT Portfolio (formerly, Pioneer Papp Small and Mid Cap Growth VCT Portfolio), Pioneer AmPac Growth VCT Portfolio (formerly Pioneer Papp America Pacific Rim VCT Portfolio), Pioneer Oak Ridge Large Cap Growth VCT Portfolio, and Pioneer Value VCT Portfolio (diversified Portfolios comprising the Pioneer Variable Contracts Trust), and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer Variable Contracts Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A 1933 Act File No. 33-84546 of our reports, dated February 11, 2005, with respect to the financial statements and financial highlights of the Portfolios of Pioneer Variable Contracts Trust included in their December 31, 2004 Annual Reports to the Shareowners.

                                                /s/ ERNST & YOUNG LLP



Boston, Massachusetts
April 7, 2005